Exhibit 10.6

Alimentation Couche-Tard Inc.

1999 Stock Incentive Plan

(As amended as of September 25, 2002)

SECTION 1 - PURPOSE OF THE PLAN

1.1                                 The purpose of this 1999 Stock Option Plan (the “Plan”) is to provide full-time employees, officers and directors of Alimentation Couche-Tard Inc. (“ACT”) or any of its subsidiaries (ACT and its subsidiaries, present and future, being hereinafter referred to collectively as the “Corporations”), with a proprietary interest through the granting of options to purchase Class B Subordinate Voting Shares of the capital stock of ACT (“Subordinate Voting Shares”), subject to certain conditions as hereinafter set forth, for the following purposes:

1.1.1                        to increase the interest in ACT’s welfare of those key employees and directors who share primary responsibility for the management, growth and protection of the business of the Corporations;

1.1.2                        to furnish an incentive to such employees and directors to continue their services for the Corporations; and

1.1.3                        to provide a means through which the Corporations may attract able persons to enter their employment.

1.2                                 For the purposes of the Plan, the term “subsidiary” shall have the meaning attributed to such term in the Companies Act (Québec), as the same may be amended from time to time and any successor legislation thereto.

SECTION 2 - ADMINISTRATION OF THE PLAN

2.1                                 The Plan shall be administered by the Board of Directors of ACT or, if the Board of Directors by resolution so decides, by a committee of the Board of Directors (the Board of Directors or, as the case may be, such committee being hereinafter referred to as the “Board”).

2.2                                 The Board may, from time to time, as it may deem expedient, adopt, amend and rescind rules and regulations for carrying out the provisions and purposes of the Plan.  The interpretation, construction and application of the Plan and any provisions thereof made by the Board shall be final and binding on all holders of options granted under the Plan and all persons eligible under the provisions of the Plan to participate therein.  No member of the Board shall be liable for any action taken or for any determination made in good faith in the administration, interpretation, construction or application of the Plan.

SECTION 3 - GRANTING OF OPTIONS

3.1                                 The Board may, from time to time by resolution, designate full-time employees, officers or directors of any of the Corporations to whom options to purchase Subordinate Voting Shares may be granted, the number of shares to be optioned to each of them and the relevant vesting provisions and option term, provided that:

(i)                                     subject to adjustments contemplated by Section 7, the aggregate number of Subordinate Voting Shares to be issued under the Plan shall not exceed the number provided for in paragraph 4.1 hereof;
(ii)                                  the aggregate number of Subordinate Voting Shares reserved for issuance at any time to any one optionee shall not exceed 5% of the aggregate number of Class A Multiple Voting Shares of the capital stock of ACT (“Multiple Voting Shares”) and Subordinate Voting Shares outstanding on a non-diluted basis at such time, less the total of all shares reserved for issuance to such optionee pursuant to any other share compensation arrangement of ACT;
(iii)                               the aggregate number of Subordinate Voting Shares which may be issued to any one insider of ACT and such insider’s associates under the Plan or any other share compensation arrangement of ACT, within any one-year period, is limited to five percent (5%) of the outstanding issue;
(iv)                              the aggregate number of Subordinate Voting Shares reserved for issuance at any time to insiders of ACT under the Plan or any other share compensation arrangement of ACT is limited to ten percent (10%) of the outstanding issue;
(v)                                 the aggregate number of Subordinate Voting Shares which may be issued to insiders under the Plan or any other share compensation arrangement of ACT, within any one-year period, is limited to ten percent (10%) of the outstanding issue; and
(vi)                              a majority of the aggregate number of Subordinate Voting Shares which may be issued under the Plan or any other share compensation arrangement of ACT may be granted to insiders of ACT and their associates.

For the purposes of this paragraph 3.1: (i) the terms “insider” and “associate” shall have the respective meanings ascribed thereto in the policy of The Toronto Stock Exchange governing share compensation arrangements set forth at Sections 626 and following of the Toronto Stock Exchange Company Manual; (ii) the “outstanding issue” means the aggregate number of Multiple Voting Shares and Subordinate Voting Shares outstanding on a non-diluted basis immediately prior to the share issuance in question, excluding any Subordinate Voting Shares issued pursuant to the Plan and any Multiple Voting Shares or Subordinate Voting Shares issued pursuant to any other share compensation arrangements of ACT over the preceding one-year period; and (iii) a “share compensation arrangement” means a stock option, stock option plan, stock purchase plan or any other compensation or incentive mechanism involving the issuance or potential issuance of shares to one or more employees or directors, including a share purchase from treasury which is financially assisted by ACT by way of a loan, guarantee or otherwise.

3.2                                 Options may only be granted by ACT pursuant to resolutions of the Board.  No option shall be granted to any person who is not a full-time employee, officer or director of one of the Corporations.

3.3                                 Any option granted under the Plan shall be subject to the requirement that, if at any time counsel to ACT shall determine that the listing, registration or qualification of the Subordinate Voting Shares subject to such option upon any securities exchange or under any law or regulation of any jurisdiction, or the consent or approval of any securities exchange or any governmental or regulatory body, is necessary as a condition of, or in connection with, the grant or exercise of such option or the issuance or purchase of Subordinate Voting Shares hereunder, such option may not be accepted or exercised in whole or in part unless such listing, registration, qualification, consent or approval shall have been effected or obtained on conditions acceptable to the Board.  Nothing herein shall be deemed to require ACT to apply for or to obtain such listing, registration, qualification, consent or approval.

SECTION 4 - SHARES SUBJECT TO THE PLAN

4.1                                 The maximum number of Subordinate Voting Shares which may be issued under the Plan is 8,446,000, subject to adjustment pursuant to the provisions of Section 7 hereof.

4.2                                 Subordinate Voting Shares in respect of which options are not exercised, due to the expiration, termination or lapse of such options shall be available for options to be granted thereafter pursuant to the provisions of the Plan.

SECTION 5 - OPTION PRICE

5.1                                 The option price per share for Subordinate Voting Shares which are the subject of any option shall not be less than the Market Price of a Subordinate Voting Share as of the last business day before the day on which the option is granted.

5.2                                 For purposes of the Plan, the “Market Price” of a Subordinate Voting Share as of any day shall be equal to the weighted average reported closing price for a board lot of the Subordinate Voting Shares on The Toronto Stock Exchange for the five (5) days preceding such day.

SECTION 6 - CONDITIONS GOVERNING OPTIONS

6.1                                 Each option shall be subject to the following conditions:

6.1.1                        Employment

The granting of an option to a director, an officer or a full-time employee shall not impose upon any of the Corporations any obligation to retain the optionee as a director, as an officer or as a full-time employee in its employ.

6.1.2                        Option Term

The period /(not to exceed ten (10) years) during which an option is exercisable shall be determined by the Board, in its sole discretion, at the time of granting the particular option.

6.1.3                        Exercise of Options

Prior to its expiration or earlier termination in accordance with the Plan, each option shall be exercisable as to all or such part or parts of the optioned shares and at such time or times as the Board, at the time of granting the particular option, may determine in its sole discretion.

6.1.4                        Non-assignability of Option Rights

Each option granted hereunder is personal to the optionee and shall not be assignable or transferable by the optionee, whether voluntarily or by operation of law, except by will or by the laws of succession applicable to the deceased optionee.  No option granted hereunder shall be pledged, hypothecated, charged, transferred, assigned or otherwise encumbered or disposed of on pain of nullity.

6.1.5                        Effect of Termination of Employment or Death

6.1.5.1               Upon an optionee’s employment with the Corporations being terminated for cause or upon an optionee being removed from office as a director or becoming disqualified from being a director by law, any option or the unexercised portion thereof granted to him shall terminate forthwith.

6.1.5.2               Upon an optionee’s employment with the Corporations being terminated (except in the case of transfer from one of the Corporations to another of such Corporations) otherwise than by reason of death or termination for cause, or upon an optionee ceasing to be a director other than by reason of death, removal or disqualification by law, any option or unexercised part thereof granted to such optionee may be exercised by him for that number of shares only which he was entitled to acquire under the option pursuant to paragraph 6.1.3 hereof at the time of such termination or cessation.  Such option shall only be exercisable within ninety (90) days after such termination or cessation or prior to the expiration of the term of the option, whichever occurs earlier.

6.1.5.3               If an optionee dies while employed by the Corporations or while serving as a director of the Corporations, any option or unexercised part thereof granted to such optionee may be exercised by the person to whom the option is transferred by will or the applicable laws of succession for that number of shares only which he was entitled to acquire under the option pursuant to paragraph 6.1.3 hereof at the time of his death.  Such option shall only be exercisable within one hundred and eighty (180) days after the optionee’s death or prior to the expiration of the term of the option, whichever occurs earlier.

6.1.6                        Rights as a Shareholder

The optionee (or his personal representatives or legatees) shall have no rights whatsoever as a shareholder in respect of any shares covered by his option until the date of issuance of a share certificate to him (or his personal representatives or legatees) for such shares.  Without in any way limiting the generality of the foregoing, no adjustment shall be made for dividends or other rights for which the record date is prior to the date such share certificate is issued.

6.1.7                        Method of Exercise

Subject to the provisions of the Plan, an option granted under the Plan shall be exercisable (from time to time as provided in paragraph 6.1.3 hereof) by the optionee (or his personal representatives or legatees) giving notice in writing to ACT (an “Exercise Notice”) at its registered office, addressed to its President, which Exercise Notice shall specify the number of Subordinate Voting Shares in respect of which the option is being exercised and shall be accompanied by full payment, by cash or certified cheque, of the purchase price for the number of shares specified therein (the “Exercise Price Payment”).  Upon such exercise of the option, ACT shall forthwith cause the transfer agent and registrar for the Subordinate Voting Shares to deliver to the optionee (or his personal representatives or legatees) a certificate in the name of the optionee (or his personal representatives or legatees) representing in the aggregate such number of shares as the optionee (or his personal representatives or legatees) shall have then paid for and as are specified in such Exercise Notice.  If required by the Board by notification to the optionee at the time of granting of the option, it shall be a condition of such exercise that the optionee shall represent that he is purchasing the Subordinate Voting Shares in respect of which the option is being exercised for investment only and not with a view to resale or distribution.

6.2                                 Options shall be evidenced by a share option agreement or certificate in such form not inconsistent with the Plan as the Board may from time to time determine, provided that the substance of Section 6.1 hereof be included therein.

SECTION 7 - ADJUSTMENT TO SHARES SUBJECT TO THE OPTION

7.1                                 In the event of any subdivision of the Subordinate Voting Shares into a greater number of Subordinate Voting Shares at any time after the grant of an option to any optionee and prior to the expiration of the term of such option, ACT shall deliver to such optionee at the time of any subsequent exercise of his option in accordance with the terms hereof in lieu of the number of Subordinate Voting Shares to which he was theretofore entitled upon such exercise, but for the same aggregate consideration payable therefor, such number of Subordinate Voting Shares as such optionee would have held as a result of such subdivision if on the record date thereof the optionee had been the registered holder of the number of Subordinate Voting Shares to which he was theretofore entitled upon such exercise.

7.2                                 In the event of any consolidation of the Subordinate Voting Shares into a lesser number of Subordinate Voting Shares at any time after the grant of an option to any optionee and prior to the expiration of the term of such option, ACT shall deliver to such optionee at the time of any subsequent exercise of his option in accordance with the terms hereof in lieu of the number of Subordinate Voting Shares to which he was theretofore entitled upon such exercise, but for the same aggregate consideration payable therefor, such number of Subordinate Voting Shares as such optionee would have held as a result of such consolidation if on the record date thereof the optionee had been the registered holder of the number of Subordinate Voting Shares to which he was theretofore entitled upon such exercise.

7.3                                 If at any time after the grant of an option to any optionee and prior to the expiration of the term of such option, the Subordinate Voting Shares shall be reclassified, reorganized or otherwise changed, otherwise than as specified in paragraphs 7.1 and 7.2 hereof or, subject to the provisions of paragraph 8.2.1 hereof, ACT shall consolidate, merge or amalgamate with or into another corporation (the corporation resulting or continuing from such consolidation, merger or amalgamation being herein called the “Successor Corporation”), the optionee shall be entitled to receive upon the subsequent exercise of his option in accordance with the terms hereof and shall accept in lieu of the number of Subordinate Voting Shares then subscribed for but for the same aggregate consideration payable therefor, the aggregate number of shares of the appropriate class and/or other securities of ACT or the Successor Corporation (as the case may be) and/or other consideration from ACT or the Successor Corporation (as the case may be) that the optionee would have been entitled to receive as a result of such reclassification, reorganization or other change of shares or, subject to the provisions of paragraph 8.2.1 hereof, as a result of such consolidation, merger or amalgamation, if on the record date of such reclassification, reorganization or other change of shares or the effective date of such consolidation, merger or amalgamation, as the case may be, he had been the registered holder of the number of Subordinate Voting Shares to which he was immediately theretofore entitled upon such exercise.

SECTION 8 - AMENDMENT OR DISCONTINUANCE OF THE PLAN

8.1                                 The Board may, subject to regulatory approval, amend or discontinue the Plan at any time, provided, however, that no such amendment may materially and adversely affect any option rights previously granted to an optionee under the Plan without the consent of the optionee, except to the extent required by law or by the regulations, rules, by-laws or policies of any regulatory authority or stock exchange.

8.2                                 Notwithstanding anything contained to the contrary in the Plan or in any resolution of the Board in implementation thereof:

8.2.1                        in the event ACT proposes to amalgamate, merge or consolidate with or into any other corporation (other than with a wholly-owned subsidiary of ACT) or to liquidate, dissolve or wind-up, or in the event an offer to purchase the Subordinate Voting Shares of ACT or any part thereof shall be made to all holders of Subordinate Voting Shares of ACT, ACT shall have the right, upon written notice thereof to each optionee holding options under the Plan, to permit the exercise of all such options within the thirty (30) day period next following the date of such notice and to determine that upon the expiration of such thirty (30) day period, all rights of optionees to such options or to exercise same (to the extent not theretofore exercised) shall ipso facto terminate and cease to have further force or effect whatsoever;

8.2.2                        the Board may, by resolution, but subject to applicable regulatory provisions, advance the date on which any option may be exercised or extend the expiration date of any option, in the manner to be set forth in such resolution, provided that the period during which an option is exercisable does not exceed ten (10) years from the date the option is granted. ACT shall not, in the event of any such advancement or extension, be under any obligation to advance or extend the date on or by which any option may be exercised by any other optionee; and

8.2.3                        the Board may, by resolution, but subject to applicable regulatory provisions, decide that any of the provisions hereof concerning the effect of termination of the optionee’s employment or cessation of the optionee’s directorship, shall not apply for any reason acceptable to the Board.

SECTION 9 - GOVERNING LAWS

9.1                                 The Plan and all matters to which reference is made herein shall be governed by and interpreted in accordance with the laws of the Province of Québec and the laws of Canada applicable herein.

SECTION 10 - INCENTIVE STOCK OPTIONS UNDER U.S. INTERNAL REVENUE CODE

10.1                           Subject to paragraph 10.3.3 hereof, any option granted under the Plan to an optionee who is a citizen or resident of the United States (including its territories, possessions and all areas subject to its jurisdiction) and who, at the time of grant, is an officer, employee, or director of the Corporations (provided, for purposes of this Section 10 only, an optionee who is a director is then also an officer or key employee of the Corporations) (a “U.S. Optionee”) shall be an “incentive stock option” within the meaning of Section 422 of the Internal Revenue Code of 1986, as amended, of the United States (the “Code”).

10.2                           No provision of the Plan, as it may be applied to a U.S. Optionee, shall be construed so as to be inconsistent with any provision of Section 422 of the Code.

10.3                           Notwithstanding anything in the Plan contained to the contrary, the following provisions shall apply to each U.S. Optionee:

10.3.1                  any director of ACT who is a U.S. Optionee shall be ineligible to vote upon the granting of such option;

10.3.2                  any option granted under the Plan to a U.S. Optionee shall be an incentive stock option within the meaning of Section 422 of the Code provided that the aggregate fair market value (determined as of the time the option is granted) of the Subordinate Voting Shares with respect to which options are exercisable for the first time by such U.S. Optionee during any calendar year under the Plan and all other incentive stock option plans, within the meaning of Section 422 of the Code, of any of the Corporations does not exceed One Hundred Thousand Dollars in U.S. funds (US $100,000);

10.3.3                  to the extent that the aggregate fair market value (determined as of the time the option is granted) of the Subordinate Voting Shares with respect to which incentive stock options (determined without reference to this paragraph) are exercisable for the first time by such U.S. Optionee during any calendar year under the Plan and all other incentive stock option plans, within the meaning of Section 422 of the Code, of any of the Corporations exceeds One Hundred Thousand Dollars in U.S. funds (US $100,000), such options will be treated as nonqualified stock options (i.e., options which fail to qualify as incentive stock options within the meaning of Section 422 of the Code) in accordance with Section 422(d) of the Code;

10.3.4                  the purchase price for Subordinate Voting Shares under each option granted to a U.S. Optionee pursuant to the Plan shall be not less than the Market Price of such Subordinate Voting Shares as at the day the option is granted;

10.3.5                  if any U.S. Optionee to whom an option is to be granted under the Plan is at the time of the grant of such option the owner of shares possessing more than ten percent (10%) of the total combined voting power of all classes of shares of ACT, then the following special provisions shall be applicable to the option granted to such individual:

10.3.5.1         the purchase price per Subordinate Voting Share of ACT subject to such option shall not be less than one hundred ten percent (110%) of the Market Price of one Subordinate Voting Share as at the day the option is granted, and

10.3.5.2         for the purpose of this Section 10 only, the exercise period shall not exceed five (5) years from the date of grant;

10.3.6                  no option may be granted hereunder to a U.S. Optionee following the expiry of ten (10) years after the date on which the Plan is adopted by the Board or the date the Plan is approved by the shareholders of ACT, whichever is earlier; and

10.3.7                  no option granted to a U.S. Optionee under the Plan shall become exercisable unless and until the Plan shall have been approved by the shareholders of ACT.

SECTION 11 - EFFECTIVE DATE OF PLAN

11.1                           The Plan was adopted by the Board on September 7, 1999.  Should any changes to the Plan be required by any securities commission or other governmental body of any province of Canada to which the Plan has been submitted or by any stock exchange on which the Subordinate Voting Shares may from time to time be listed, such changes shall be made to the Plan as are necessary to conform with such requests and, if such changes are approved by the Board, the Plan, as amended, shall remain in full force and effect in its amended form as of and from the effective date of any such amendments.

By order of the Board of Directors